Exhibit 99.1

DFIN Reports First-Quarter 2025 Results

CHICAGO – April 30, 2025 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or “DFIN”) today reported financial results for the first quarter of 2025.

Highlights for the first quarter of 2025:

•
Record first-quarter software solutions net sales of $84.6 million, an increase of 5.4%, or 5.8% on an organic basis(a), from the first quarter of 2024; Software solutions net sales accounted for 42.1% of total net sales, up from 39.5% in the first quarter of 2024.
•
Total net sales of $201.1 million, a decrease of $2.3 million, or 1.1% (a decrease of 0.8% on an organic basis), from the first quarter of 2024.
•
Net earnings of $31.0 million, or $1.05 per diluted share, as compared to $33.3 million, or $1.09 per diluted share, in the first quarter of 2024.
•
Adjusted EBITDA(a) of $68.2 million, up $13.0 million, or 23.6%, from the first quarter of 2024; Adjusted EBITDA margin(a) of 33.9%, up approximately 680 basis points from the first quarter of 2024.
•
Gross leverage(a) of 0.8x and net leverage(a) of 0.8x as of March 31, 2025.
•
The Company amended and restated its credit agreement to provide for a $115 million term loan A facility and establish a $300 million revolving facility with a maturity date of March 13, 2030 to replace the entire amount of the existing revolving facility. The proceeds of the term loan A facility, along with funds drawn from the new revolving facility, were used to retire the full $125 million outstanding on then-existing delayed-draw term A loan.
•
The Company repurchased 861,301 shares for approximately $41.8 million at an average price of $48.57 per share. As of March 31, 2025, the remaining share repurchase authorization was $49.5 million.

(a) Adjusted EBITDA, Adjusted EBITDA margin, organic net sales, gross leverage and net leverage are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

“We are pleased with our performance in the first quarter. Our focused execution, combined with aggressive cost management actions, resulted in strong quarterly Adjusted EBITDA and Adjusted EBITDA margin. We delivered $68.2 million of Adjusted EBITDA, an increase of $13.0 million, or 23.6%, year-over-year, with the corresponding Adjusted EBITDA margin expanding to 33.9%, approximately 680 basis points higher than last year’s first quarter. Our first-quarter results once again demonstrated the durability of our operating model across various market conditions,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “During the first quarter, we continued to execute our strategy to expand the adoption of our software solutions offerings. Total software solutions net sales increased 5.8% on an organic basis compared to the first quarter of 2024 and accounted for 42.1% of first-quarter net sales, an increase of approximately 260 basis points from last year’s first-quarter net sales mix. Sales of our recurring compliance software products, ActiveDisclosure and Arc Suite, increased approximately 16% in aggregate, with each product delivering double-digit growth in the quarter. While Venue sales declined in the first quarter, as we overlapped several large projects which benefited last year’s first-quarter sales, the underlying activity level on the platform remained strong.”

“Entering the second quarter, despite the recent volatility in market and macroeconomic conditions, our strong mix of recurring compliance offerings provides a stable foundation to execute our strategy. Moving forward, our focus areas remain unchanged – invest to increase our recurring sales mix, aggressively manage our cost structure, and allocate capital in a disciplined manner – all aimed at delivering increased shareholder value. While market activity for capital markets transactions remains weak, our portfolio of market-leading offerings and deep domain and service expertise position us well when transactional market activity strengthens,” Leib concluded.

Net Sales

Net sales in the first quarter of 2025 were $201.1 million, a decrease of $2.3 million, or 1.1% (a decrease of 0.8% on an organic basis), from the first quarter of 2024. Net sales decreased primarily due to a decrease in capital markets compliance volumes and lower Venue sales, partially offset by higher software solutions net sales in Arc Suite and ActiveDisclosure.

Net Earnings

For the first quarter of 2025, net earnings were $31.0 million, or $1.05 per diluted share, as compared to $33.3 million, or $1.09 per diluted share, in the first quarter of 2024. Net earnings in the first quarter of 2025 included after-tax charges of $5.6 million, or $0.19 per diluted share, primarily related to share-based compensation expense and restructuring, impairment and other charges, net. Net earnings in the first quarter of 2024 included after-tax benefits of $5.5 million, or $0.18 per diluted share, primarily related to a gain on the sale of land, partially offset by restructuring, impairment and other charges, net.

Adjusted EBITDA and Non-GAAP Net Earnings

For the first quarter of 2025, Adjusted EBITDA was $68.2 million, an increase of $13.0 million as compared to the first quarter of 2024. Adjusted EBITDA margin was 33.9%, an increase of approximately 680 basis points as compared to the first quarter of 2024. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to a favorable net sales mix, the impact of cost control initiatives, and lower bad debt expense, partially offset by lower capital markets compliance and Venue sales.

For the first quarter of 2025, non-GAAP net earnings were $36.6 million, or $1.24 per diluted share, as compared to $27.8 million, or $0.91 per diluted share, in the first quarter of 2024.

Reconciliations of reported net sales to organic net sales and consolidated net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the tables.

Company Results and Conference Call

DFIN’s earnings press release for the first quarter of 2025, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on April 30, 2025, is available on the Company’s investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company’s investor relations website.

DFIN will hold a conference call and webcast on April 30, 2025, at 9:00 a.m. Eastern time to discuss financial results for the first quarter of 2025, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release and related financial tables.

About DFIN

DFIN is a leading global provider of innovative software and technology-enabled financial regulatory and compliance solutions. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on X (formerly Twitter) @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general and administrative expenses (“SG&A”), adjusted non- GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP earnings before income taxes, non- GAAP effective tax rate, adjusted non-GAAP net earnings, adjusted non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non- GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP earnings before income taxes, non-GAAP effective tax rate, adjusted non-GAAP net earnings and adjusted non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s non-income tax, net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates and the impact of dispositions.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under “Special Note Regarding Forward-Looking Statements” and in Part I, Item 1A. Risk Factors of DFIN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$16.2	$57.3
Receivables, less allowances for expected losses of $25.3 in 2025 (2024 - $25.0)	198.2	138.0
Prepaid expenses and other current assets	28.5	37.2
Total current assets	242.9	232.5
Property, plant and equipment, net	8.1	8.9
Operating lease right-of-use assets	11.1	12.3
Software, net	97.4	96.5
Goodwill	405.4	405.4
Deferred income taxes, net	56.9	56.4
Other noncurrent assets	31.0	29.6
Total assets	$852.8	$841.6

Liabilities
Accounts payable	$38.4	$28.7
Current portion of long-term debt	5.8	—
Operating lease liabilities	10.1	10.3
Accrued liabilities	141.5	185.1
Total current liabilities	195.8	224.1
Long-term debt	183.7	124.7
Deferred compensation liabilities	11.1	12.2
Pension and other postretirement benefits plans liabilities	23.1	23.3
Noncurrent operating lease liabilities	4.3	6.4
Other noncurrent liabilities	14.9	14.8
Total liabilities	432.9	405.5

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 39.5 shares and 28.2 shares in 2025 (2024 - 38.9 shares and 28.7 shares)	0.4	0.4
Treasury stock, at cost: 11.3 shares in 2025 (2024 - 10.2 shares)	(398.4)	(344.1)
Additional paid-in capital	339.7	333.2
Retained earnings	559.5	528.5
Accumulated other comprehensive loss	(81.3)	(81.9)
Total equity	419.9	436.1
Total liabilities and equity	$852.8	$841.6

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Net sales
Software solutions	$84.6	$80.3
Tech-enabled services	76.5	82.9
Print and distribution	40.0	40.2
Total net sales	201.1	203.4
Cost of sales (a)
Software solutions	27.6	27.3
Tech-enabled services	27.3	30.6
Print and distribution	18.1	22.2
Total cost of sales	73.0	80.1
Selling, general and administrative expenses (a)	65.8	72.8
Depreciation and amortization	14.1	13.9
Restructuring, impairment and other charges, net	2.9	1.8
Other operating income, net	(0.5)	(9.8)
Income from operations	45.8	44.6
Interest expense, net	3.1	3.6
Investment and other loss (income), net	0.5	(0.4)
Earnings before income taxes	42.2	41.4
Income tax expense	11.2	8.1
Net earnings	$31.0	$33.3

Net earnings per share:
Basic	$1.08	$1.14
Diluted	$1.05	$1.09
Weighted average number of common shares outstanding:
Basic	28.7	29.3
Diluted	29.5	30.5

__________

(a)
Exclusive of depreciation and amortization.

	Three Months Ended March 31,
Components of depreciation and amortization:	2025	2024
Cost of sales	$13.7	$13.3
Selling, general and administrative expenses	0.4	0.6
Total depreciation and amortization	$14.1	$13.9

Additional information:
Gross profit (b)	$114.4	$110.0
Exclude: Depreciation and amortization	13.7	13.3
Non-GAAP gross profit	$128.1	$123.3
Gross margin (b)	56.9%	54.1%
Non-GAAP gross margin	63.7%	60.6%

SG&A as a % of total net sales (a)	32.7%	35.8%
Operating margin	22.8%	21.9%
Effective tax rate	26.5%	19.6%

__________

(b)
Inclusive of depreciation and amortization.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2025
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$114.4	$65.8	$45.8	22.8%	$31.0	$1.05
Exclude: Depreciation and amortization	13.7
Non-GAAP measures	128.1
Non-GAAP % of total net sales	63.7%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	2.9	1.4%	2.1	0.07
Share-based compensation expense	—	(6.0)	6.0	3.0%	3.8	0.13
Gain on sale of long-lived assets	—	—	(0.5)	(0.2%)	(0.4)	(0.01)
Non-income tax, net	—	0.1	(0.1)	—	—	—
Loss on debt extinguishment (b)	—	—	—	—	0.1	—
Total Non-GAAP adjustments (c)	—	(5.9)	8.3	4.1%	5.6	0.19
Adjusted Non-GAAP measures (c)	$128.1	$59.9	$54.1	26.9%	$36.6	$1.24
Adjusted Non-GAAP % of total net sales	63.7%	29.8%

	For the Three Months Ended March 31, 2024
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$110.0	$72.8	$44.6	21.9%	$33.3	$1.09
Exclude: Depreciation and amortization	13.3
Non-GAAP measures	123.3
Non-GAAP % of total net sales	60.6%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	1.8	0.9%	1.3	0.04
Share-based compensation expense	—	(5.1)	5.1	2.5%	0.6	0.02
Gain on sale of long-lived assets	—	—	(9.8)	(4.8%)	(7.0)	(0.23)
Non-income tax, net	—	0.4	(0.4)	(0.2%)	(0.3)	(0.01)
Gain on investments in equity securities (d)	—	—	—	—	(0.1)	—
Total Non-GAAP adjustments (c)	—	(4.7)	(3.3)	(1.6%)	(5.5)	(0.18)
Adjusted Non-GAAP measures (c)	$123.3	$68.1	$41.3	20.3%	$27.8	$0.91
Adjusted Non-GAAP % of total net sales	60.6%	33.5%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Loss on debt extinguishment is included in interest expense, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.
(c)
Totals may not foot due to rounding.
(d)
Gain on investments in equity securities is included in investment and other loss (income), net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment Adjusted EBITDA and Supplementary Information

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated (a)
For the Three Months Ended March 31, 2025
Net sales	$51.9	$83.9	$32.7	$32.6	$—	$201.1
Adjusted EBITDA	$13.9	$36.7	$12.8	$12.2	$(7.4)	$68.2
Adjusted EBITDA margin %	26.8%	43.7%	39.1%	37.4%	nm	33.9%

Depreciation and amortization	$7.0	$1.4	$4.8	$0.9	$—	$14.1
Capital expenditures	$6.2	$2.0	$4.5	$0.5	$0.1	$13.3

For the Three Months Ended March 31, 2024
Net sales	$53.0	$91.1	$27.3	$32.0	$—	$203.4
Adjusted EBITDA	$15.8	$31.4	$8.0	$8.2	$(8.2)	$55.2
Adjusted EBITDA margin %	29.8%	34.5%	29.3%	25.6%	nm	27.1%

Depreciation and amortization	$6.5	$2.1	$4.2	$1.1	$—	$13.9
Capital expenditures	$3.7	$1.9	$5.1	$1.1	$0.5	$12.3

__________

(a)
Reconciliation of consolidated Adjusted EBITDA to net earnings is presented below.

nm - Not meaningful.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Three Months Ended March 31,
	2025	2024
Operating Activities
Net earnings	$31.0	$33.3
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	14.1	13.9
Provision for expected losses on accounts receivable	1.8	4.5
Share-based compensation expense	6.0	5.1
Deferred income taxes	(0.5)	(1.4)
Net pension plan expense (income)	0.5	(0.3)
Gain on sales of long-lived assets	(0.5)	(9.8)
Amortization of operating lease right-of-use assets	1.7	2.3
Other	0.7	0.2
Changes in operating assets and liabilities:
Receivables, net	(61.8)	(47.2)
Prepaid expenses and other current assets	1.6	(6.4)
Accounts payable	9.1	6.4
Income taxes payable and receivable	8.6	7.5
Accrued liabilities and other	(46.8)	(31.9)
Operating lease liabilities	(2.7)	(3.7)
Pension and other postretirement benefits plans contributions	(0.5)	(0.4)
Net cash used in operating activities	(37.7)	(27.9)
Investing Activities
Capital expenditures	(13.3)	(12.3)
Proceeds from sale of long-lived assets	—	12.4
Proceeds from sales of investments in equity securities	—	0.1
Net cash (used in) provided by investing activities	(13.3)	0.2
Financing Activities
Revolving facility borrowings	143.5	138.5
Payments on revolving facility borrowings	(68.5)	(58.5)
Payments on long-term debt	(125.0)	—
Proceeds from issuance of long-term debt	115.0	—
Debt issuance costs	(2.2)	—
Treasury share repurchases	(53.0)	(30.8)
Cash received for common stock issuances	0.6	—
Finance lease payments	(0.9)	(0.6)
Net cash provided by financing activities	9.5	48.6
Effect of exchange rate on cash and cash equivalents	0.4	(0.3)
Net (decrease) increase in cash and cash equivalents	(41.1)	20.6
Cash and cash equivalents at beginning of year	57.3	23.1
Cash and cash equivalents at end of period	$16.2	$43.7
Supplemental cash flow information:
Income taxes paid, net of refunds	$3.0	$1.9
Interest paid	$1.9	$2.8
Non-cash investing activities:
Capitalized software included in accounts payable	$0.5	$3.8

Additional Information:
	For the Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(37.7)	$(27.9)
Less: capital expenditures	13.3	12.3
Free Cash Flow	$(51.0)	$(40.2)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Segment and by Services and Products

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2025	$51.9	$83.9	$32.7	$32.6	$201.1

For the Three Months Ended March 31, 2024	$53.0	$91.1	$27.3	$32.0	$203.4

Net sales change	(2.1%)	(7.9%)	19.8%	1.9%	(1.1%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	(0.4%)	(0.3%)	(0.4%)	(0.3%)	(0.3%)

Net organic sales change	(1.7%)	(7.6%)	20.2%	2.2%	(0.8%)

	Software Solutions	Tech-enabled Services	Print and Distribution	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2025	$84.6	$76.5	$40.0	$201.1

For the Three Months Ended March 31, 2024	$80.3	$82.9	$40.2	$203.4

Net sales change	5.4%	(7.7%)	(0.5%)	(1.1%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	(0.4%)	(0.4%)	(0.2%)	(0.3%)

Net organic sales change	5.8%	(7.3%)	(0.3%)	(0.8%)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Net earnings	$90.1	$31.0	$6.3	$8.7	$44.1
Adjustments
Restructuring, impairment and other charges, net	7.7	2.9	2.1	1.4	1.3
Share-based compensation expense	26.1	6.0	6.0	6.7	7.4
Non-income tax, net	(0.8)	(0.1)	(0.1)	(0.3)	(0.3)
Gain on sale of long-lived assets	(0.5)	(0.5)	—	—	—
Gain on sale of a business	(0.4)	—	(0.4)	—	—
Gain on investments in equity securities	(0.3)	—	—	—	(0.3)
Depreciation and amortization	60.4	14.1	14.8	17.2	14.3
Interest expense, net	12.4	3.1	2.5	3.1	3.7
Investment and other (income) loss, net	(0.2)	0.5	(0.3)	(0.3)	(0.1)
Income tax expense	35.8	11.2	0.8	6.7	17.1
Total Non-GAAP adjustments	140.2	37.2	25.4	34.5	43.1
Adjusted EBITDA	$230.3	$68.2	$31.7	$43.2	$87.2

Software solutions	$334.0	$84.6	$81.6	$82.2	$85.6
Tech-enabled services	314.4	76.5	60.5	75.2	102.2
Print and distribution	131.2	40.0	14.2	22.1	54.9
Total net sales	$779.6	$201.1	$156.3	$179.5	$242.7

Adjusted EBITDA margin %	29.5%	33.9%	20.3%	24.1%	35.9%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net earnings	$99.7	$33.3	$10.6	$18.1	$37.7
Adjustments
Restructuring, impairment and other charges, net	0.7	1.8	1.4	(0.3)	(2.2)
Share-based compensation expense	23.3	5.1	5.4	6.1	6.7
Loss on sale of a business	6.1	—	6.1	—	—
Accelerated rent expense	3.2	—	3.1	—	0.1
Disposition-related expenses	0.3	—	0.3	—	—
Gain on sale of long-lived assets	(10.3)	(9.8)	(0.2)	(0.2)	(0.1)
Non-income tax, net	(1.1)	(0.4)	(0.1)	(0.4)	(0.2)
Gain on investments in equity securities	(0.4)	(0.1)	(0.1)	—	(0.2)
Depreciation and amortization	58.2	13.9	15.5	14.4	14.4
Interest expense, net	15.9	3.6	3.6	4.1	4.6
Investment and other income, net	(0.9)	(0.3)	(0.4)	(0.1)	(0.1)
Income tax expense (benefit)	25.5	8.1	(3.9)	7.7	13.6
Total Non-GAAP adjustments	120.5	21.9	30.7	31.3	36.6
Adjusted EBITDA	$220.2	$55.2	$41.3	$49.4	$74.3

Software solutions	$302.9	$80.3	$73.7	$73.2	$75.7
Tech-enabled services	341.4	82.9	73.6	80.4	104.5
Print and distribution	157.7	40.2	29.2	26.4	61.9
Total net sales	$802.0	$203.4	$176.5	$180.0	$242.1

Adjusted EBITDA margin %	27.5%	27.1%	23.4%	27.4%	30.7%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	March 31, 2025		December 31, 2024		March 31, 2024
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	75.0		—		80.0
Impact on availability related to outstanding letters of credit	1.0		1.0		1.0
Amount used under the Revolving Facility	76.0		1.0		81.0

Availability under the Revolving Facility	224.0		299.0		219.0

Cash and cash equivalents	16.2		57.3		43.7

Net Available Liquidity	$240.2		$356.3		$262.7

Term Loan A Facility	$115.0		$125.0		$125.0
Borrowings under the Revolving Facility	75.0		—		80.0
Unamortized debt issuance costs	(0.5)		(0.3)		(0.5)
Total debt	189.5		124.7		204.5
Less: current portion of long-term debt	5.8		—		—
Long-term debt	$183.7		$124.7		$204.5

Adjusted EBITDA for the twelve months ended March 31, 2025 and 2024, and the year ended December 31, 2024	$230.3		$217.3		$220.2

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.8	x	0.6	x	0.9	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	173.3		67.4		160.8

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.8	x	0.3	x	0.7	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. As of March 31, 2025, there were $75.0 of borrowings outstanding under the Revolving Facility as well as $1.6 million in outstanding letters of credit and bank guarantees, of which $1.0 million of the outstanding letters of credit reduced the availability under the Revolving Facility. Based on the Company’s results of operations for the twelve months ended March 31, 2025 and existing debt, the Company would have had the ability to utilize the remaining $224.0 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.